Exhibit 10.3

(Advertising sales agency agreement

in respect of the placement of

advertising on the CTC Network)

Addendum No. 8

to Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007

(hereinafter referred to as “the Agency Agreement”)

Moscow	August 6, 2009

Network of Television Stations Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as “the Principal”, represented by Director General Murugov V.A. acting on the basis of the Articles of Association, of the one part, and TSV Company Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as “the Agent”, represented by Director General Vasiliev S.A. acting on the basis of the Articles of Association, of the other part, hereinafter jointly referred to as “the Parties”, made this Addendum No.8 (hereinafter referred to as “the Addendum”) to the Agency Agreement as follows:

1. Articles 1 - 10 of the Agency Agreement shall be recited as amended, as has been agreed upon by the Parties in Schedule No.1 to this Addendum.

2. Schedules to the Agency Agreement, Agreement No.2 and Addendum No.1 being an integral part of the Agency Agreement and reflecting principal cooperation conditions of the Parties shall be approved as amended by Schedule No.2 to this Addendum.

3. The Parties have agreed that the revised version of the documents specified in clauses 1 and 2 of this Addendum shall apply to the Parties’ relations with respect to advertising placing services provided by the Principal starting from January 1, 2010.

4. This Addendum and its Schedules shall be deemed an integral part of the Agency Agreement.

5. This Addendum shall come into effect upon the date of its signature by the Parties.

6. This Addendum is executed in two original counterparts in the Russian language, each one having equal power, one for each Party.

Signatures and Seals by the Parties:

Principal	Agent

(Murugov V.A.) stamp here	(Vasiliev S.A.) stamp here

Schedule No. 1 to Addendum No. 8 dated 06 August 2009

AGENCY AGREEMENT No. KT-1/0707/C-25-400/07 dated 11 July 2007

1. Terms and Definitions.

1.1. In this Agreement the words and expressions listed below shall have the following meanings:

1.1.1. “Network Program Block” means a composite audiovisual work (intellectual property) created daily by the Principal as a television schedule for broadcasters-participants of the network of audiovisual work included in ESMI “Pervuy Razvlekatelnuy STS” (Mass Media Registration Certificate El No. FS77-23798 dated 20 March 2006) as a schedule for television and cable broadcasting (Article 1330 of the Civil Code of the Russian Federation) for using everywhere in the Russian Federation.

1.1.2. “Regional Broadcasting Time” means a period in the Network Program Block when, at the discretion of the network participant of ESMI “Pervuy Razvlekatelnuy STS”, the audiovisual work of the Network Program Block may be replaced by any other.

1.1.3. “Advertising” means information distributed in any ways, any forms and by any means addressed to a certain audience and intended to attract attention to the subject of advertising, establish and maintain interest towards it and promote it in the market.

1.1.4.  “Social Advertising” means information distributed in any way, any form and by any means intended for general audience with charitable or other goals valuable to the community and for securing the state interests.

Social Advertising shall not contain any names (models, stock numbers) of products, brand and service names or any other individualization means, individuals and legal entities except for state authorities, other public bodies, local authorities, municipal authorities not included in the local government and sponsors.

1.1.5. “Sponsor Advertising” means advertising broadcasted on condition of mandatory mentioning of any person as a sponsor.

1.1.6.  “Commercial clip” shall mean an audiovisual clip with advertising.

1.1.7. “Network Advertising” means advertising materials (including sponsor advertising and social advertising agreed with the Principal broadcasted for a compensation) broadcasted by the Principal in Network Program Blocks in time intervals agreed by the Agent and the Principal and broadcasted in the entire coverage area of ESMI “Pervuy Razvlekatelnuy STS”.

Network Advertising may be broadcasted as commercials and/or in other forms.

1.1.8. “Customers” means advertisers (including sponsors), other third parties representing the advertisers’ (sponsors’ interests) based on corresponding contracts as well as third parties ordering Sponsor and Social Advertising services.

1.1.9.  “Advertising Services” means broadcasting by the Principal in the Network Program Blocks (including Sponsor Advertising and Social Advertising broadcasted for a compensation) based on contracts made by the Agent on its behalf but at the Principal’s expense.

1.1.10. “Reporting Period” means one calendar month.

1.1.11. “Actual Gross Revenue of the Principal from Advertising Services in the Reporting Period” (“Actual Gross Revenue of the Principal”) shall consist of the following:

revenue from selling advertising services under transactions made by the Agent without the value-added tax;

other profit (penalties, fines and other profits including termination fees) due to the Principal and actually received by the Agent/Principal under any transactions with the Customers made by the Agent under this Agreement.

1.1.12. “Making Transactions” means performing actions for establishing, changing or cancelling civil rights and obligations (making, amending (approving amendments), including extension and cancellation of contracts as well as actual activities with legal consequences).

1.1.13. “Political Advertising” means any information on political parties, political figures, social and political movements and associations, their political initiatives, ideas, undertakings, etc., including any information on their leaders and members intended for general audience, created with means and methods of the advertising genre including election and referendum campaigns during preparation and holding elections to public authorities and state administration bodies of any level or during announcement and holding of a referendum as well as public opinion polls, informing voters during announcement and holding of an election or a referendum campaign.

2. Subject of Agreement.

2.1. Under this Agreement the Agent shall for a compensation perform upon the Principal’s instructions, on its behalf but at the Principal’s expense legal and other actions for providing Advertising Services to Customers from 06:00 a.m. (Moscow time) on 01 January 2010.

2.2. The Principal shall pay the Agent for legal and other actions under clause 2.1 hereof  in the amount and according to the procedure defined by this Agreement.

2.3. The Principal shall broadcast Network Advertising provided by the Agent under Customer contracts according to this Agreement within the entire coverage area of ESMI “Pervuy Razvlekatelnuy STS”.

The procedure of broadcasting Sponsor Advertising shall be agreed by the Parties in Schedule No. 3 hereto.

2.4. To perform its obligations to the Customers under contracts signed by the Agent, the Principal shall provide time slots (advertising blocks and other time slots) for broadcasting Advertising in the Network Program Blocks from 07:00 a.m. of the corresponding day to 01:00 a.m. of the following day (Moscow time), except for the regional broadcasting time of 2 (two) hours on weekdays and 1 (One) hour on weekends and holidays:

•              up to 11.25% (Eleven and twenty fifth hundredth percent) of the broadcasting time within one astronomical hour except for the Regional Broadcasting time.

In the Network Program Blocks from 01:00 a.m. to 07:00 a.m. the Principal shall provide the Agent with time for Commercials at its discretion.

2.5. The Agent’s compliance with clauses 4.4., 4.7., 5.2., 5.6., 9.2. hereof and clause 1 of Additional Agreement No.1 (guarantee obligation) shall be secured by Video International Group of Companies JSC with joint responsibility of the surety. A surety agreement shall be signed with such surety.

2.6. The subject of this Agreement shall not be the relations between the Parties, Customers and other third parties regarding Political Advertising and Social Advertising broadcasted free of charge.

3. Obligations of the Parties.

3.1. Obligations and Rights to Make Transactions and Agree their Terms.

3.1.1. The Principal authorizes the Agent to perform legal and other actions for selling Advertising Services without the Principal’s additional consent. The Agent shall make transactions with Customers for such services based primarily on the Principal’s interests, terms of this Agreement, the Principal’s instructions regarding the terms and procedure of defining the Service costs in Customer contracts under Schedule No. 1 hereto and any schedules and additions to this Agreement.

3.1.2. The Agent shall sign contracts between the Agent and the Customers (“Customer Contracts”) on terms most beneficial for the Principal. The Agent may, with the Principal’s consent, sign Customer Contracts on terms other than those in Schedule No. 1 in case such contract could not have been signed on more beneficial terms and by signing the contract on such terms different from those in Schedule No. 1, the Agent prevented even less favorable consequences for the Principal.

3.1.3. The following terms shall be included by the Agent in Customer Contracts:

«1. The Customer shall be fully responsible for the content and execution of any Advertising materials submitted under this Contract, violation of copyright and associated rights for any work and associated right objects included in such Advertising.  Any property claims including from authors and associated right holders against the Advertising shall be settled by the Customer on its own and at its expense.

If the broadcasting of any Advertising submitted by the Customer results in claims filed against the Agent and/or the Principal and if the Agent and/or the Principal suffer negative consequences in the form of financial penalties, the Customer shall reimburse the Agent and/or the Principal any losses caused as a result of such violation and shall pay a fine in the amount of financial penalties imposed on the Agent and/or the Principal.

2. The Customer shall provide the Agent with properly certified copies of its licenses if advertising activities are subject to licensing, certificates of compliance if any advertised products (services) are liable to obligatory certification and registration certificates if advertised products are liable to state registration.  Upon the Agent’s request the Client shall within two days submit to the Agent documented evidence of the information contained in Advertising.

3. If within a calendar year during the term of the Customer Contract the official US dollar exchange rate changes over ± 15% (hereinafter “acceptable exchange rate range or range”) as compared to the rate as of 01 January of the corresponding year (hereinafter “base rate”), i.e. if on any day during the Contract term (hereinafter “rate change day”) the US dollar exchange rate differs by over 15% from the base rate,

and

if within 30 (Thirty) calendar days following the rate change day the weighted average US dollar exchange rate is beyond such range,

the parties (the Agent and the Customer) according to the Customer Contract terms shall consider such rate change as a particular force majeure case under the contract.

Note: In this clause:

“US dollar exchange rate” means the official US dollar exchange rate to the RF ruble established by the Central Bank of the Russian Federation as of the corresponding date.

“Weighted average rate” means the weighted average exchange rate of the US dollar to the RF ruble calculated as follows:

Odp

where:

CK – weighted average rate;

Kd – US dollar exchange rate to the RF ruble established by the Central Bank of the Russian Federation as of the corresponding day of the period;

d – amount of effective days established for the corresponding date of the period of the US dollar exchange rate above,

Odp – total number of days in the corresponding period for which the weighted average rate is calculated”.

In case any force majeure circumstances under this clause appear and are identified, the parties (the Agent and the Customer) shall act as follows:

From the moment of identifying force majeure circumstances either party may initiate amending the Customer Contract by signing a corresponding amendment.

If the parties (the Agent and the Customer) fail to reach agreement regarding amendments of the Customer Contract and sign a corresponding amendment, the contract shall be cancelled from the moment established by the parties (the Agent and the Customer), which results in the following provisions to be applied to relations between the parties (subject to the nature of force majeure circumstances), namely:

• the Customer shall within 30 (thirty) days after cancellation of the Customer Contract pay the Agent for any Advertising services actually provided as of the cancellation date but not paid (at prices agreed earlier) and shall also pay any penalties imposed on the Customer prior to the Customer Contract cancellation;

• the Agent shall within 30 (thirty) days after cancellation of the Customer Contract return to the Customer any advance payments made by the Customer for Advertising Services which have not been provided by the Contract cancellation date.

4. The Agent (Principal) may not accept Advertising on days of mourning announced in the entire Russian Federation or any areas of the Russian Federation, on days announced by the Principal as free from advertising, on days when scheduled maintenance is done by the Principal and/or third parties and may also decline or refuse from broadcasting any advertising which does not comply with the creative, artistic, moral and ethical concepts of the Principal’s editorial policy and the current laws of the Russian Federation.

5.  The liability of the Agent (and, as a result, of the Principal) for violating the procedure of broadcasting and/or distributing Advertising may not exceed a single broadcast of such Advertising at the same time (in a similar television program) or the cost of any Advertising which has not been broadcasted or has been broadcasted with violations”.

The Agent may digress from the Principal’s instructions in this clause only if as a result the liability of the Agent (and, therefore, of the Principal) to the Customer is lower than the liability prescribed by this Agreement.

The Parties agree that the Agent may digress from the Principal’s instructions regarding the conditions in Customer Contracts listed in sub-clause 3 of this clause, namely:

a) Not to include the above provision in contracts with any Customers who comply with the following conditions:

• if a contract is signed with a “direct” Customer, i.e. directly with an advertiser and not an advertising agency representing the Customer’s interests, which are searched with such purpose by the corresponding departments of the Agent;

• the period of Advertising Services under such Customer Contracts is less than 6 (six) months.

b) In contracts with other customers made after 01 January of the corresponding calendar year, the above condition shall be included with the first paragraph revised as follows:

“3. If during the term of the Customer Contract the official US dollar exchange rate changes over ± 15% (hereinafter “acceptable exchange rate range or range”) as compared to the rate as of the Contract date (hereinafter “base rate”), i.e. if on any day during the Contract term (hereinafter “rate change day”) the US dollar exchange rate differs by over 15% from the base rate”.

3.1.4. The Agent shall exercise all rights and bear all obligations under Customer Contracts made under this Agreement, even though the Principal may be a party to such Contract and may have established direct relations with the Customers.

3.1.5. Under this Agreement the Agent may hire third parties. The Agent shall be liable to the Principal for any actions/failure to act by such third parties. The Agent shall pay for the services of such third parties out of the agency fee paid to the Agent under this Agreement.

3.1.6. During the term of this Agreement the Principal shall not assign to any third parties the right to make on its behalf and at it expense any transactions which the Agent is authorized to make under this Agreement and shall not on its own sell its Advertising Services to Customers without the Agent’s prior written consent, except for any cases when the Principal makes transactions for free social Advertising, political Advertising and Advertising of mass media. The Principal shall quarterly inform the Agent of transactions made for Advertising services for mass media.

3.1.7. The Agent shall send to the Principal reports on completing the Principal’s assignments in the form agreed by the Parties in Schedule No. 1 hereto according to the procedure in clause 4.13 of this Agreement.

3.1.8. The Principal may audit financial documents and reports of the Agent for compliance by the Agent with this Agreement. Upon the Principal’s request regarding such audit the Agent shall submit certified copies of its original financial statements and accounting reports.

3.2. Principal’s Obligation to Inform of the Network Program Block Schedule.

3.2.1. The Principal shall provide the Agent with information required for signing Customer Contracts including the following:

• Within three days after signing this Agreement the Principal shall provide the Agent with a preliminary schedule of the Network Program Block (hereinafter – the “Schedule”) for the first quarter 2008 and shall further provide the Agent with the preliminary Schedule within the shortest possible term after its completion.

Thereafter the Principal shall provide the Agent with a preliminary Schedule for the corresponding month within two months prior to its effective date.

The Principal shall provide the Agent with the approved Schedule for each calendar week within 8 (Eight) calendar days prior to the beginning of such calendar week.

3.2.2. The Principal may change the Schedule and in such case it shall inform the Agent of changes made in the preliminary schedule of the Network Program Block for the current month within two days after their effective date. The Principal shall inform the Agent of any changes in the Schedules for each calendar week within 2 (Two) calendar days to their effective date.

An advance notice to the Agent shall not be required in cases when such changes are made urgently due to any events with national importance, to provide time for a speech by the President of the Russian Federation, Chairman of the Government of the Russian Federation, any other officials authorized by them, changes in the time of sporting events which are broadcasted live, etc.

Such changes shall not be considered a violation by the Principal of its contractual obligations, shall not be a basis for cancellation of the Agreement or holding the Principal liable.

The Principal shall promptly on the day when changes are made and in case changes are made on a non-business day – on the next business day, inform the Agent of such changes in the Schedule.

The notice shall be sent to the Agent by electronic mail to  NMalygina@vitpc.com. The Principal’s obligation to notify the Agent of any urgent changes in the Television Channel schedule shall be considered fulfilled from the notice date.

3.3. Rights and Obligations of the Parties to Accept, Edit and Arrange Advertising Broadcasts in the Network Program Block.

3.3.1. The procedure of broadcasting Network Advertising shall be agreed by the Parties in Schedule No. 2.

3.3.2. The Agent shall on its own without the Principal’s approval refuse to accept any Advertising from Customers if it does not comply with laws of the Russian Federation or the Principal’s technical requirements.

3.3.2.1. In case of any doubts regarding distributing disputable Advertising (Advertising whose Customer disputes its incompliance with the current laws of the Russian Federation) or regarding compliance of such Advertising with the creative, artistic and/or moral concepts of the Principal’s editorial policy, the Agent may submit a request to the Principal with the materials containing such Advertising so that the latter can make a decision. In case the Agent requests the Principal’s opinion regarding distribution of disputable Advertising, the Agent shall attach to the materials with disputable Advertising any documents confirming the declared status of the advertising object and validity of any other information contained in Advertising.

The Parties agree that the Agent may send to the Principal such request, Advertising materials regarding which the Principal’s opinion is requested and in the above case  – Advertising documents, by the adapted version of software “Automated System for Broadcasting Advertising on Television” or by electronic mail to the Principal’s address at  trafficCTC@ctcmedia.ru.

In case such electronic mail address of the Principal changes, the Principal shall inform the Agent in advance of any expected changes within 3 (Three) business days prior to their effective date. The Principal shall provide the Agent with new electronic mail addresses.

If required, the Agent’s request may be also sent to the Principal in writing with a courier.

3.3.2.2. The Agent’s request shall specify particular elements of the advertising materials which bring doubt and in case of disputable Advertising – particular legal requirements of the Russian Federation which the Agent believes will be violated if the Network Program Block broadcasts the Advertising sent to the Principal as well as any negative consequences for the Principal.

3.3.2.3. The Principal shall promptly consider such request and give a motivated response within five business days after its receipt from the Agent with corresponding materials.

The date of receipt by the Principal of the Agent’s request shall be the date when the Agent sends such request with corresponding materials by the adapted version of software “Automated System for Broadcasting Advertising on Television” or by electronic mail.

If the Principal considers a request regarding disputable Advertising and if the Principal does not have required documents, the Principal may request from the Agent any documents required for making a decision by the Principal and the Agent shall provide electronic copies of such documents by methods listed in clause 3.3.2.1. hereof. In such case the period for the Principal’s response to the Agent’s request shall start from the date when the corresponding documents are received from the Agent.

3.3.2.4. The Principal shall send a response to the Agent’s request by the adapted version of software “Automated System for Broadcasting Advertising on Television” or by electronic mail to the following electronic address of the Agent: NMalygina@vitpc.com.

In case such electronic mail address of the Agent changes, the Agent shall inform the Principal in advance of any expected changes within 3 (Three) business days prior to their effective date. The Agent shall provide the Principal with a new electronic mail address.

If required, the Principal’s response may be also sent to the Agent in writing with a courier.

The date of receipt by the Agent of the Principal’s response shall be the date when the Principal sends such response by the adapted version of software “Automated System for Broadcasting Advertising on Television” or by electronic mail.

3.3.3. Accepting advertising materials from the Agent, the Principal may decline any Advertising accepted and provided by the Agent if the Principal believes that such Advertising does not comply with laws of the Russian Federation, technical requirements of the Principal or the creative, artistic or moral concepts of the Principals’ editorial policy as well as in cases listed in clause 3.3.5  hereof.

The Principal shall send a written refusal to the Agent with a motivated reason within 3 (Three) business days after receiving the corresponding Advertising materials.

If the Principal failed to send a refusal to the Agent in due time and any Advertising received by the Agent was not broadcasted in the Network Program Block, which resulted in receiving by the Agent of a claim from the corresponding Customer, the Principal shall settle such claim on its own or reimburse the Agent against any expenses incurred by such claim.

3.3.4. The Principal shall assemble Commercials into Advertising Blocks and shall arrange for broadcasting such Advertising in strict compliance with the procedure of accepting and broadcasting Advertising in the Network Program Blocks according to the schedule of broadcasting Advertising submitted by the Agent.

3.3.5. The Principal shall not broadcast Advertising on days of mourning everywhere in the Russian Federation or in certain areas, on days announced by the Principal as free from advertising and on days when scheduled maintenance is carried out by the Principal and/or third parties. In such case the Principal shall broadcast any undistributed Advertising according to the terms agreed by the Agent with the Customer on similar conditions and in similar time within next few days or at a different agreed time.

The Principal shall not be liable under Clause 5.4 hereof if Advertising was not broadcasted on days listed in this clause.

If the Customer refuses from having its Advertising broadcasted at a different time, the Principal shall return the amount for the corresponding part of the Advertising services, on condition that the payment for such services was received and transferred by the Agent to the Principal according to the procedure defined by this Agreement.

3.3.6. The Principal shall arrange for Advertising to be broadcasted in the Network Program Block according to the procedure of accepting and broadcasting Advertising in the Network Program Block in Schedule No. 2 to this Agreement.

3.4. Rights and Obligations of the Parties to Control Advertising Broadcasts in the Network Program Block.

3.4.1. The Parties shall take any measures required to control the complete and proper broadcasting of Advertising in the Network Program Block.

The Principal shall within 5 (Five) business days after receiving the Agent’s electronic request sent to trafficCTC@ctcmedia.ru, issue broadcast certificates confirming Advertising broadcasting.

3.4.2. In case of any unforeseen or other circumstances preventing performance under this Agreement, the Agent shall promptly inform the Principal thereof.

3.4.3. If any Advertising Services were provided by the Principal improperly in breach of the Customer Contract (i.e. the Principal did not broadcast Advertising in the Network Program Block, changed the time and/or sequence of Commercials in the Network Program Block, broadcasted Advertising with improper quality and technical parameters – without sound, with interferences, at improper time, content or version of Advertising, etc.) or if the services were not provided (including refusal by the Principal to provide the services), the Principal shall for fulfilling its obligations upon the Customer’s request and according to the schedule approved by the Customer broadcast undistributed and/or improperly distributed Advertising in the same amount without any additional fees or, upon the Customer’s request, reduce the fee for its services correspondingly or return the corresponding amount in case advance payments were received from such Customer on terms and conditions prescribed by this Agreement.

In addition to fulfillment of its obligations under transactions the Principal shall be liable for failure to fulfill/improper fulfillment of its obligations for Advertising services (if it is prescribed by the Customer Contract) under clause 5.4 hereof.

3.5. Cooperation of the Parties upon receiving claims, requests, etc. regarding Advertising broadcasts under contracts signed by the Agent.

3.5.1. If the Principal receives any claims from third parties regarding broadcasting Advertising under Customer Contracts made by the Agent, the Principal shall promptly and in any case by the business day following the day when such claim is received by the Principal, send it to the Agent which shall, subject to sub-clause 1, clause  3.1.3 hereof, promptly forward it to the corresponding Customer and take any measures required for settling such claim by the Customer within the period specified in the claim.

3.5.2. If the Principal receives a letter, request, etc. from state authorities of the Russian Federation (including antimonopoly authorities) or third parties regarding Advertising broadcasted in the Network Program Block, the Agent shall within the period specified in the Principal’s request, provide the Principal with any requested documents, materials and information as well as (if necessary) explanations regarding distribution of such Advertising.  The Principal shall send such request to the Agent promptly but in any case by the business day following the day when the request was received. If the period specified in the request is not sufficient to prepare a report, the Principal shall take any reasonable measures to extend the period for responding to such request and to prevent administrative responsibility.

3.5.3. If necessary, the Principal may involve the Agent in administrative proceedings for a case initiated due to Advertising broadcasting and/or in a trial regarding performance by the Principal of its obligations to provide Advertising Services under this Agreement. The Agent shall participate in such proceedings and take any required measures to protect the Principal’s interests on condition that the Principal informs the Agent in advance of the place, date and time of such administrative proceedings and/or trial.

4. Financial Conditions.

Agency Fee:

4.1. The Agency Fee (“Agency Fee”) to which the Agent is entitled for performing legal and other actions (clause 2.1 hereof) shall comprise 13% (Thirteen percent) of the Actual Gross Revenue of the Principal in each Reporting Period.

The Agent right for the Agency Fee shall arise from the moment when the Principal provides Advertising Services in the reporting month.

4.2. The Agency Fee calculated according to the above conditions (clause 4.1 hereof) shall be liable to the value-added tax according to the current laws of the Russian Federation.

The Agency Fee shall be defined on the basis of the Actual Gross Revenue of the Principal calculated by the Parties in rubles (if the price of Advertising Services is defined in US dollars – according to the CB RF rate as of the last day of the reporting month) in the Report for the corresponding Reporting Period under Clause 4.13 hereof.

The Agency Fee shall be paid according to the procedure in clauses 4.4 – 4.11 hereof. – 4.11. hereof.

Settlement Procedure:

4.3. The cost of Advertising Services in the Customer Contracts made by the Agent shall be defined as follows:

• in contracts with Customers residents of the Russian Federation and non-resident Customers paying in Russian rubles – in Russian rubles or in the US dollar equivalent with payment in rubles according to the CB RF rate effective as of the payment date, i.e. the date when funds are written off the Customer’s settlement account;

• in contracts with non-resident Customers paying in US dollars – in Russian rubles or in US dollars. Any payments for Advertising services under transactions made by the Agent in US dollars with non-resident Customers under this Agreement may be made by Customers only in US dollars;

• in contracts with non-resident Customers paying in a foreign freely convertible currency other than the US dollar – in Russian rubles, US dollars or such foreign freely convertible currency with a mandatory written approval by the Principal;

• in contracts for Sponsor Advertising services with Customers residents of the Russian Federation and non-resident Customers paying in Russian rubles – in the US dollar equivalent with payment in rubles according to the CB RF rate effective as of the payment date, i.e. the date when funds are written off the Customer’s settlement account, or in Russian rubles (with a mandatory written approval by the Principal);

• in contracts for Sponsor Advertising services with non-resident Customers paying in US dollars – in US dollars.

The Advertising services under Customer Contracts shall be liable to the value-added tax according to the current laws of the Russian Federation.

4.4. Any payment in Russian rubles under Customer Contracts entered by the Agent shall be made to the Agent’s settlement account.

Within three business days the Agent shall transfer to the Principal any funds received under such Customer Contracts subject to clauses 4.6 and 4.9 hereof. Such three day term shall start from the moment when cash assets are received at the Agent’s settlement account.

4.5. The Agent may (with a notice to the Principal) based on payment instructions for the corresponding Customer authorize the latter to make the payment under the Customer Contract directly to the Principal’s settlement account.

4.6. The Agent may transfer funds in Russian rubles to Customers which shall be returned to such Customers under Customer Contract including out of any funds received from other Customers for the Principal to the Agent’s account but not yet transferred to the Principal.

4.7. Any payments under contracts with non-resident Customers in US dollars shall be made to the Agent’s currency transit account.

Within three business days the Agent shall transfer in full any cash assets received under Customer Contracts to the Principal’s currency transit account. Such three day term shall start from the moment when cash assets are received at the Agent’s currency transit account.

4.8. If any received cash assets in a foreign currency shall be received to the Customer under the Customer Contract, then:

• if such cash assets are transferred by the Agent to the Principal, the Principal shall within ten days transfer the amount to be returned to a non-resident Customer in US dollars to the Agent’s transit currency account and the Agent shall return such cash assets to the corresponding Customer. Such ten day period shall start from receipt by the Principal of the Agent’s request to return the cash assets evidenced by the corresponding documents with the non-resident Customer; and

• if cash assets have not been transferred to the Principal and are in the Agent’s transit currency account, the latter shall return to the Customer the corresponding amount in US dollars.

4.9. The Agent in compliance with the Agreement with the Principal may detain the following amounts from the funds in rubles received at the Agent’s settlement account for the Principal under Customer Contracts:

• 13% (Thirteen percent) of the difference between the amounts received in the Russian rubles at the Agent’s settlement account for the Principal and/or at the Principal’s settlement account and the amounts returned by the Agent and/or the Principal to the Customers’ accounts according to Customer Contracts, and

• 13% (Thirteen percent) of the difference between the ruble equivalent of the amounts in US dollars received at the Agent’s transit currency account for the Principal and/or at the Principal’s foreign currency account under contracts with non-resident customers and the ruble equivalent of the amounts in US dollars returned by the Principal and/or the Agent in US dollars to non-resident customers according to Customer

Contracts. The ruble equivalent of amounts in US dollars shall be defined on the basis of the exchange rate of the Central Bank of the Russian Federation as of the date when the funds were received at the Agent’s transit currency account and/or the Principal’s currency account from a non-resident Customer.

The purpose of such deduction shall be the payment of the Agency Fee.

4.10. Settlements between the Parties shall be made daily if any payments are received from the Customers. The Agent may daily detain cash assets for its Agency Fee.  Any settlements between the Parties shall be made subject to the value-added tax. The payment date for settlements between the Parties under this Agreement shall be the date when cash assets are written off the payer’s account as confirmed by an account statement.

4.11. If the amount retained by the Agent at the settlement account exceeds the Agency Fee due to the Agent for the corresponding Reporting period, the excessive amount shall be considered an advance payment towards the next Agency Fee in settlements for the following Reporting periods.

Procedure of Filing Reports:

4.12. Upon transferring cash assets the Agent shall send to the Principal a cover letter with detailed explanation of the payment amount.

4.13. Upon expiration of Reporting Period the Agent shall within 10 (ten) calendar days send to the Principal the Agent’s Report (clause 3.1.7 hereof).

If necessary, the Agent shall together with the Agent’s Report submit to the Principal additional information on fulfilling the Principal’s requests in the form agreed by the Parties in due course.

If the Principal has any objections regarding the submitted report, the Principal shall within 10 (ten) calendar days after its receipt send to the Agent its written objections. If no objections are received within the specified period, the report shall be considered accepted and the task completed.

Upon expiration of the Reporting Period by the tenth day of the month following the Reporting Period the Parties shall make a bilateral report (“Report”) in the form given in Schedule No.5 to this Agreement specifying, among others, the following:

•              actual gross revenue of the Principal in the reporting period;

•              total amount received by the Agent in the reporting period under Customer Contracts including as payment for Advertising Services in the reporting, previous and future periods;

•              amount which the Agent shall return to Customers according to Customer Contracts including VAT;

•              total amount received at the Principal’s accounts in the Reporting Period under Customer Contracts including as payment for Advertising Services in the current, previous and future Reporting Periods;

•              amounts which the Principal returned to Customers including VAT;

•              Agency Fee due to the Agent for the Reporting Period;

•              amounts paid to the Agent as the Agency Fee including as payment for the Reporting Period and as advance payment for any future Reporting Periods or for previous Reporting Periods including VAT;

•              any other information which the Parties consider appropriate to be included in the Report.

The received Report shall be approved by the Principal within ten business days or motivated objections on the Report shall be sent within the specified term. In case the Principal has any motivated objections, the Parties shall make a report specifying the measures to be taken for satisfaction of such motivated objections.

In case the Principal fails to send any response to the Report within the specified term, the Report shall be considered approved.

4.14. The Agent shall attach an invoice for the Agency Fee to the Report.

4.15. The Agent shall not make any illegal payments from any amounts received under this Agreement (from the Agency commission) and shall not transfer free of charge any cash assets or any other assets with material value directly or indirectly:

•              to any official of any government agencies to influence such official or make him influence any act or resolution of any government agency, any of its establishments or departments; or

•              to any political party, its official or candidate to a political position to influence any official decision of such party, official or candidate or to make such party, official or candidate influence any action or resolution of the government, its division or department, except for any cases allowed by any legal requirements; or

•              to any official of any entity with which the Agent cooperates in its economic activities to influence any actions or decisions of such legal entity to assist the Agent in obtaining or preserving its business or transfer of business to the Agent.

5. Liability of the Parties and Exemption from Liability.

5.1. In case of failure to fulfill or improper fulfillment of its obligations under this Agreement the Party in default shall reimburse the other Party against any losses caused by such failure or improper fulfillment.

5.2. In case of delay in any payments under this Agreement the Party in default shall pay a penalty of 0.05 (zero and five hundredth percent) of the overdue amount for each day of delay.

5.3. If the Principal violates clause 3.1.6 of this Agreement the Principal shall pay the Agent a penalty of 13% (Thirteen percent) of the Principal’s profit under the transaction.

5.4. In case of failure to fulfill or improper fulfillment by the Principal of its obligations for broadcasting Advertising (clause 3.4.3 hereof), the Principal shall undisputedly satisfy any claims filed by the Customers against the Agent under Customer Contracts.  In case such failure results in expenses for the Agent due to the Customers’ claims, the Principal shall reimburse any documented reasonable expenses incurred by the Agent.

5.5. The Principal shall not be liable for any failure to broadcast Advertising in the Network Program Blocks caused through the Agent’s fault and the Agent shall on its own settle any Customer’s claims in such cases.

5.6. In case the Agent makes Customer Contracts without the terms prescribed by sub-clause 3, clause 3.1.3 hereof (except for cases expressly specified in clause 3.1.2 hereof and agreed with the Principal) and the circumstances described in such sub-clause arise, the Agent shall pay the Principal the proven lost profit in the amount of the revenue not received by the Principal due to non-fulfillment by the Customer (Customers) of the regulations prescribed by sub-clause 3, clause 3.1.3 hereof.

The amount of the proven lost profits in the US dollar equivalent shall be agreed by the Parties in a report made within 30 days after the circumstances specified in sub-clause 3, clause 3.1.3 hereof arise.

The Agent shall pay the amount of the lost profit to the Principal within 30 days after signing the report.

5.7. If through the Agent’s fault due to its untimely actions under clause 3.5.2 hereof or failure to perform actions under clause 3.5.3 hereof, the following sanctions are imposed on the Principal:

• the Federal Arbitration Court or any other competent public authorities imposed a penalty;

• a valid judgment was passed stating the Principal’s financial liability,

The Agent shall reimburse to the Principal the amount of such financial liability. The payment shall be made based on the Principal’s written request with properly certified copies of the above documents.

5.8. Any payments for penalties or losses under this Agreement shall be made in rubles upon request of the party-creditor for such penalties which shall be sent by a registered letter with confirmation delivery. Payment shall be made within 30 (thirty) days after the billing date.

5.9. The Parties shall be exempted from liability for failure to fulfill or improper fulfillment of their obligations under this Agreement if it resulted from force majeure circumstances, i.e. extraordinary and inevitable events such as  natural disasters, fires, military activities, revolutions, strikes, changes in legislation, mandatory statutory acts, unscheduled speeches by public officials (President of the Russian Federation, Chairman of the Government of the Russian Federation, Chairman of the Federation Council and Chairman of the State Duma of the Federal Assembly), disruption of television broadcasting due to interruptions in power supply, failures of the ground transmission equipment or satellite (unless the latter events are caused by actions/inaction of third parties - contracts of the Principal) and any other circumstances beyond the Party’s control.

5.10. The Party unable to perform its obligations under this Agreement shall promptly inform the other Party of appearance and termination of the above circumstances within five business days. In such case representatives of the Parties shall within the shortest possible term negotiate and approve measures to be taken by the Parties.

The appearance of such circumstances and their duration shall be confirmed by documents issued by competent authorities or organizations.

5.11. Failure by a Party to notify or untimely notice of such circumstances shall deprive the Party of the right to refer to such circumstances for exemption from liability for untimely performance of its contractual obligations.

5.12. If any advertising materials were not broadcasted due to the above circumstances, the Principal shall with the Agent’s consent broadcast such Advertising at a similar time and in similar shows and in case such broadcasting is impossible the Principal shall return to the Agent any advanced amounts for the Advertising which was not broadcasted.

6. Special Terms.

6.1.  If any changes in legislation result in changes in the amount and/or other conditions of Advertising broadcasting by the Principal, the Parties shall revise clause 2.4  hereof and respective plans for selling

Advertising Services. The Parties agree that any changes in legislation according to this clause shall not be a reason for unilateral cancellation of this Agreement without payment by the initiating Party of the termination fee prescribed by clause 9.2 hereof.

7. Request Form.

7.1. Unless otherwise prescribed by this Agreement, the Parties may send statements, notices and requests to each other to the agreed addresses by a courier service with a copy sent by facsimile or electronic mail. Any statements, notices and requests shall be considered delivered:

• if sent with a courier – on the delivery date;

• if sent by facsimile – on the delivery date if sent during regular business hours;

• if sent by electronic mail – on the delivery date if sent during regular business hours.

7.2. Unless otherwise prescribed by this Agreement, any requests sent by the Agent to the Principal or by the Principal to the Agent shall be considered by the receiving Party within three business days after their receipt and a written response (by fax, electronic mail or with a courier) shall be sent within the same term.

8. Dispute Settlement.

8.1. Any differences and disputes arising out of this Agreement or in connection therewith shall be settled by the Parties by negotiations.

8.2. If the Parties fail to settle any dispute by negotiations, it shall be submitted to the Moscow Court of Arbitration.

9. Term of the Contract.

9.1. This Agreement shall take effect when signed and remain in force until 06:00 a.m. local time on 01 January 2013.

9.2. This Agreement may be cancelled prior to its expiration by either Party with a one hundred and eighty day notice prior to the expected cancellation date. Such notice shall be sent by a registered letter with delivery confirmation.

The Party cancelling this Agreement in advance shall pay the other Party a termination fee of 13% of the Principal’s Actual Gross Revenue for six full calendar months prior to the month of pre-term cancellation.

The Parties agree that if the Agreement is cancelled after 31 December 2008 and the cancellation date is 01 January of the corresponding year, and on condition the Party received a notice from the cancelling Party within one hundred and eighty days to the expected cancellation date, the termination fee shall not be applied.

The termination fee shall be paid within 30 (Thirty) days after cancellation of this Agreement.

9.3. Any reorganization, changes in the ownership form, founders and/or executive bodies (sole and/or collective) of the Parties shall not give a reason for cancellation and/or amending the conditions of this Agreement.

9.4. Upon expiration this Agreement may be extended upon consent of the Parties.

9.5. If at the moment when this Agreement is cancelled, Advertising under any contract made by the Agent according to this Agreement has not been broadcasted and/or has not been completed, the obligations of the Parties shall be terminated from the date when the broadcasting of such Advertising is completed and after completing any settlements and payments of penalties under this Agreement.

10. Final provisions.

10.1. This Agreement shall be executed and signed in duplicate with the same legal effect with one copy for each Party.

10.2. Any amendments and modifications to this Agreement shall be effective only if made in writing and signed by the authorized representatives of the Parties.

10.3. All amendments and schedules to this Agreement shall form its integral part.

10.4. The Parties have agreed not to disclose to third parties or make available in any other ways any terms and conditions of this Agreement or any other confidential information which either Party may provide to the other under this Agreement (except for providing such information to its agents, consultants and attorneys) without a prior written consent of the other Party, except for any cases and to the extent directly prescribed by current laws, regulatory acts and rules approved by competent state authorities (including but not limited to competent authorities in the stock market beyond the Parties’ jurisdiction) or cases when information is provided to auditors, shareholders or lawyers of the Parties in regular proceedings.

10.5. Any titles in this Agreement are used for reference only and shall not limit or extend the terms of this Contract.

10.6. The Parties shall promptly inform each other in writing of any changes in their legal forms, addresses, banking and other details.

Addresses, Banking Details and Signatures of the Parties.

The Principal:

The Agent:

Network of Television Stations CJSC

Address: 12, 3rd Khoroshevskaya Street, Moscow

Actual address:  Moscow,

12, 3rd Khoroshevskaya Street

TIN 7707115217, OGRN 1027700151852

KPP 997750001

s/a 40702810100000006624

with Alfa-Bank JSC,

c/a # 30101810200000000593

BIC 044525593

Tel. 797- 4100 fax 797 – 4101

Hard currency account details:

Beneficiary: Closed Joint Stock Company «Set

Televisionnyx Stanciy»

Beneficiary account:  40702.840301600000271

Beneficiary bank: ALFA-BANK,  27 Kalanchevskaya St,

Moscow, Russia, 107 078

SWIFT  ALFARUMM

CORRESPONDENT BANK: JPMorgan CHASE BANK,
New York

4, New York Plaza, New York, N.Y. 10004, USA

account   400927098

SWIFT code  CHAS US 33

“Kompaniya TSV” JSC

Address: 121359,

Moscow, 25, Akademika Pavlova Street

Actual address: 121359,

Moscow, 25, Akademika Pavlova Street

OGRN 5077746859757

INN (Taxpayer’s identification number) 7731568585, KPP 773101001

S/a 40702810338260110108

with Kiev Department No.5278

of the Savings Bank of Russia JSC, Moscow

c/a 30101810400000000225,

BIC 044525225.

Hard currency account details:

Beneficiary Account: 40702840038261010108

Beneficiary Bank: Savings Bank of the Russian Federation (Kievskoe Branch 5278 Moscow, Russia);

SWIFT:  SABR RU MM

For the Principal	For the Agent

V.A. Murugov Seal here	S.A. Vasiliev Seal here

Additional Agreement No. 1 dated 11 July 2007

to Agency Agreement KT-1/0707/C-25-400/07 dated 11 July 2007

City of Moscow	06 August 2009

“Network of Television Stations” Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as the “Principal”, represented by its General Director V.A.Mugurov, acting on the basis of the Charter, on the one part, and and “Kompaniya TSV” Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as the “Agent”, represented by its General Director S.A. Vasiliev, acting on the basis of the Charter, on the other part, collectively referred to as the “Parties”, have signed this Additional Agreement No. 1 (hereinafter – “Additional Agreement”) to Agency Agreement No. KT-1/0707/C-25-400/07 dated 11 July 2007 (hereinafter – “Agency Agreement”) as follows:

Any capitalized terms used herein and not otherwise defined shall have the meaning ascribed to such terms in the Agency Agreement.

1. The Agent guarantees the payment to the Principal at its expense of the amounts overdue for the advertising services under Customer Contracts made directly by the Agent during the term of the Agency Agreement subject to existence of each of the following conditions:

1.2. The Customer has not paid in full or in part for the Advertising Services. In such case the Agent guarantees solely the payment of the principal amount of debt (i.e. the amounts due for the Advertising Services and not the penalties, termination fees, etc.);

1.3. The amounts have remained outstanding for 180 (One Hundred and Eighty) calendar days or longer, counting from the first day, following the date when the service acceptance report was signed under the respective contract;

1.4. The total amount of indebtedness of all Customers outstanding for over 180 (One hundred and eighty) calendar days exceeds the doubtful debt threshold set forth in section 2 of this Additional Agreement.

1.5. The Customer has not objected to the claims for payment of the outstanding amounts on the basis of improper performance or non-performance of the Advertising Service Contract by the Principal and/or existence of counterclaims against the Principal.

1.6. The systemic risk as defined in section 5 hereof has not materialized.

2. The doubtful debt threshold shall be defined by the Parties as the amount equal to 0.05% of the Principal’s Gross Target Sales Revenues (including VAT) for the respective calendar year of the term of the Agency Agreement.  The Principal’s Gross Target Sales Revenues are further defined by the Parties as the Principal’s projected gross advertising revenues based on the Principal’s forecasts for the respective calendar year.

The Parties shall determine annually by March 31 of each calendar year the doubtful debt threshold expressed as an exact amount, by executing a protocol to this Additional Agreement.  Such doubtful debt threshold shall be updated by 20 January  of each following calendar year and shall be equal to 0.05% of the Principal’s Actual Gross Sales Revenues for the prior calendar year.

3. The terms and conditions for performance by the Agent of its obligations set forth in section 1 of this Additional Agreement:

3.1. The amount of the Agent’s guarantee (hereunder “guarantee obligation amount”) shall be determined using the formula below:

where:

P i is the guarantee obligation amount as determined for i-quarter of the respective calendar year.

bD i is the amount overdue from the Customers as at the end of i-quarter of the respective calendar year, based on section 1 of this Additional Agreement, net of any debt settled by the Customers and/or paid by the Agent.

L is the  doubtful debt threshold set for the respective calendar year according to section 2 of this Additional Agreement.

i is a sequential number for the quarter of the respective calendar year (1 to 4).

The calculation shall be made for one calendar year and there shall be no carry over to the following year.

3.2. The Agent’s guarantee obligation amount to be paid to the Principal shall be determined by the Parties within 10 (Ten) business days after the end of the respective quarter and set forth in the respective Report.  The Agent shall perform its obligation to pay the guarantee obligation amount within 10 (Ten) banking days from receipt of the respective claims from the Principal issued pursuant to the respective Statement.

4. As soon as the Agent has paid its guarantee obligation amount to the Principal with respect to the amounts overdue from the Customer the Agent’s obligation to transfer the funds under the Agency Agreement in respect of the agreement with the non-paying Customer shall terminate to the extent the Customer’s debt has been paid by the Agent, and the Agent shall become the creditor of such non-paying Customer in its own right rather than to the benefit of the Principal with respect to the amount of the Customer’s indebtedness paid by the Agent to the Principal as shown by the respective calculation.   If the Customer, which overdue payment obligation has been settled to the Principal by the Agent (paid at its own expense) pursuant to the procedure described above, pays to the Agent or the Principal the debt earlier paid by the Agent, the Principal agrees that the due amount so paid by the Customer shall be retained by the Agent in full.

5. The Parties define the systemic risk as the occurrence of events that result in the significantly decreased ability of the Customers generally to pay their accounts payable and/or the inability of the Principal to perform its obligations, such as:

• sovereign default -  the refusal of the Russian Federation government to repay government debt and debt issued under government guarantees or agreement on significant deferral due to inability of the Russian government to meet its repayment obligations in respect of the above debt;

• sovereign credit rating of the Russian Federation downgraded to D by Standard & Poor’s (S&P);

• foreign exchange trading in the US dollar or the Euro ceases for longer than 90 consecutive calendar days.

6. The Parties agree that the obligations assumed by the Agent (as set forth in sections 1 to 5 hereof) shall constitute material conditions of the Agency Agreement and this Additional Agreement and, notwithstanding any provision of this Additional Agreement or the Agency Agreement to the contrary, that their unilateral modification by the Agent (including through court proceedings) shall entitle the Principal to terminate the Agency Agreement without payment of any termination fees (provided by section 9.2. of the Agency Agreement).

7. The Parties agree that the Agency Fee payable to the Agent by the Principal in accordance with the terms and conditions of the Agency Agreement in the amount equal to 13% of the Principal’s Actual Gross Revenues shall include the compensation for the actions/activities set forth in  section 1 of this Additional Agreement.

8. This Additional Agreement is made in duplicate with the same legal effect with one copy for each Party.

9. This Additional Agreement shall take effect from the date of its signing by the Parties and shall form an integral part of the Agency Agreement.

Signatures and Seals of the Parties:

The Agent:	The Principal:

(S.A. Vasiliev) Seal here	(V.A. Murugov) Seal here

Schedule No. 2 to Addendum No. 8 dated 06 August 2009

Agreement No. 2 dated 11 July 2007

to Agency Agreement KT-1/0707/C-25-400/07 dated 11 July 2007

City of Moscow	06 August 2009

“Network of Television Stations” Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as the “Principal”, represented by its General Director V.A.Mugurov, acting on the basis of the Charter, on the one part, and “Kompaniya TSV” Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as the “Agent”, represented by its General Director S.A. Vasiliev, acting on the basis of the Charter, on the other part, hereinafter collectively referred to as the “Parties”, have signed this Agreement No. 2 (hereinafter – “Agreement”) to Agency Agreement No. KT-1/0707/C-25-400/07 dated 11 July 2007 (hereinafter – “Agency Agreement”) as follows:

Any capitalized terms used and not otherwise defined herein shall have the meaning ascribed to such terms in the Agency Agreement.

1. Under the Agency Agreement according to which the Agent shall for a consideration perform by the Principal’s request legal and other actions on its behalf but at the Principal’s expense providing advertising services to the clients for the Principal from 01 January 2008, the Agent shall perform (but not limited to) the following actions/activities:

1.1.          provide the Principal with access (through the Internet worldwide network, by modem access or through a designated communication channel) to the adapted version of computer software “Automated System for Broadcasting Advertising  on Television” with information on broadcasting Network Advertising (hereinafter – “ASBAT for Network Advertising”) and maintain its proper functioning.

The Principal may use the ASBAT for Network Advertising for media planning (making schedules for Network Advertising broadcasting) to define commercial offers for its own customers (under transactions made directly by the Principal).

1.2.          With the purpose of defining by the Principal of the current pricing policy (for purchased and/or produced television shows, etc., for advertising services) and the current schedule of the Network program block, the Agent shall define comprehensive sociological, technical and economic factors:

1.2.1. conduct an annual social research “Television as Seen by Viewers”.

The results of such survey shall be executed as a written report and submitted to the Principal in the first quarter of the year following the reporting year.

1.2.2. conduct an annual social research “Television in the Reporting Year”.

The results of such survey shall be executed as a written report and submitted to the Principal in the first quarter of the year following the reporting year.

1.2.3. conduct a seasonal social research “Television in the Reporting Season”.

The results of such research shall be executed as a written report and submitted to the Principal in the third quarter of the current year.

1.2.4. conduct a marketing survey “Advertising Market in Russia”.

The results of such survey shall be executed as a written report and submitted to the Principal in the first quarter of the year following the reporting year.

1.2.5. conduct an annual marketing survey “Advertising Potential of the Television Advertising Market in Russia” for the previous year.

The results of such survey shall be executed as a written report and submitted to the Principal in the second quarter of the year following the reporting year.

1.2.6. conduct a survey “Television in Numbers (Television Viewing and Advertising Statistics)”.

The results of such survey shall be executed as a written report and submitted to the Principal by the twenty first day of the month following the reporting month.

1.2.7. conduct a monthly survey “Programming and Television Viewing Analysis” (broken down to weeks).

1

The results of such survey shall be executed as a written report and submitted to the Principal by the twenty first day of the month following the reporting month.

1.2.8. The Agent shall conduct a daily survey of the all-Russian audience of the Network Program Block.

•                  Identifying target groups for:

•                  advertising events (advertising blocks, advertising stops);

•                  television events (shows);

•                  time intervals

•                  Television preferences of the Network Program Block audience.

The results of such survey shall be executed as a written weekly report (by Wednesday of the week after the reporting week).

1.2.9. For defining comprehensive social, technical and economic criteria the Agent shall (if it is a production necessity) with the Principal’s consent perform other activities for social surveys and data analysis and shall make reports based on its research depending on the current changes in the television and advertising market, including by making digests and analyzing mass media materials regarding challenges facing the mass media, entertainment, advertising markets and social science.

1.3. For defining a commercial offer for the Customers when the latter order advertising services as well as for planning and optimizing promotion campaigns, calculate expected ratings and adjust them based on the analysis of actual ratings for advertising blocks.

The advertising block rating in this Agreement shall mean a percentage of the average amount of television viewers from the target group who watched the advertising block to the general amount of people in the target group. The ratings shall be based on the information of the Independent Monitoring Company.

1.4. For defining a commercial offer for the Customers when the latter order advertising services, execute (fill in) the ASBAT for Network Advertising:

1.4.1. transfer (enter and update) information from a paper and/or electronic schedule of the Network Program Block to the ASBAT for Network Advertising and adjust it according to any information on changes received from the Principal;

1.4.2. transfer (enter and update) the forecasted and actual ratings of Network Advertising blocks (defined in clause 1.3 hereof).

1.4.3. after broadcasting shows and advertising blocks bring the planned schedule of the Network Program Block in compliance with the actual distribution of the Network Information Block: correct the time of broadcasting television shows, advertising blocks, etc;

1.4.4. plan and optimize advertising campaigns broadcasted by the Network Program Block in the current mode in the ASBAT for Network Advertising:

•                  effect media planning (make schedules for Network Advertising broadcasts);

•                  inspect, correct and adjust schedules for advertising broadcasts submitted by customers and transfer final information to the ASBAT for Network Advertising;

•                  do technical adjustment of advertising broadcasting schedules introduced in the ASBAT for Network Advertising earlier.

1.4.5. create and constantly update in the ASBAT for Network Advertising a catalog with names  of advertisers (including advertising agencies representing advertisers), products, commercials and a separate catalog listing promotional and information materials in the archives (hereinafter – “catalogs”).

1.5. Upon accepting advertising from the Customer for broadcasting by the Network Program Block verify compliance of advertising information in the corresponding advertising blocks with the creative concept and editorial policy of the Principal.

1.6. adapt any Network Advertising accepted for broadcasting by the Network Program Block under transactions made by the Agent including bringing them in compliance with requirements and restrictions of advertising laws of the Russian Federation.

1.7. make advertising blocks out of commercials accepted for broadcasting directly by the Agent.

1.8. provide consulting services in planning the schedule for the Network Program Block:

1.8.1. monitors compliance with deadlines for accepting orders for advertising.

1.8.2. regulate Network Advertising amount.

1.9. provide for automatic placement of all floating advertising orders under all transactions for advertising broadcasts.

2

1.10. establish digital archives of Network Advertising and ensure keeping electronic advertising materials within one year after their broadcasting by the Network Program Block. By special instructions of the Principal certain advertising materials may be stored in the archives for a longer period.

If necessary, the Agent shall provide any required advertising materials to the Principal.

1.11. provide information for making editorial scripts of the Network Program Block schedule for Network Advertising.

1.12. provide information for broadcast references for all Network advertising campaigns subject to the information of the Independent Monitoring Company.

1.13. receive from the Customers, register, systematize and submit (monthly by the 10th day of the month following the reporting month) on electronic media in a format suitable for further use by the Principal, information about authors of the music, text and visuals used in commercials broadcasted by the Network Program Block under transactions made by the Agent.

1.14. verify compliance of the contents of advertising materials with the current laws of the Russian Federation under transactions made by the Agent.

1.15. deliver video-media with recorded Advertising to the Principal’s location (12, 3rd Khoroshevskaya Street, Moscow).

1.16. arrange and handle dispute resolution and claims under contracts with customers violating their obligations (failed to pay for the Principal’s advertising services) based on the analysis of circumstances around failure to pay for the Principal’s services (total service period under the customer contract, period of payment delay, customer’s solvency and any other reasons affecting payment for the advertising services) including assistance in such work if it is handled by the Principal’s departments.

2. The Parties agree that the Agency Fee paid by the Principal to the Agent under the Agency Agreement of 13% of the Principal’s Actual Gross Revenue shall cover in full any expenses of the Agent for any actions/activities under clause 1 hereof as well as any reasonable and commercially justified expenses the Agent incurs while performing its obligations under the Agency Agreement which shall not be reimbursed by the Principal separately.

The Parties may agree a special reimbursement of expenses not referred to regular expenses (which the Agent incurs in the process of its regular economic activities as defined in the previous paragraph of this clause), which the Agent may incur in extraordinary and unforeseen cases and situations upon acting as the Agent under the Agency Agreement on condition of advance (prior to incurring such expenses) approval of such expenses by the Parties and based on a reasonable (evidenced with corresponding documents) requests of the Agent.

3. This Agreement is made in duplicate with the same legal effect with one copy for each Party.

4. This Agreement shall take effect from the date of its signing by the Parties and shall form an integral part of the Agency Agreement.

Signatures and Seals of the Parties:

The Principal:	The Agent:

(V.A. Murugov) Seal here	(S.A. Vasiliev) Seal here

3

Schedule No.1 as of December 20, 2007

to Agency Agreement No. KT-1/0707/C-25-400/07 as of July11, 2007

Moscow	August 6, 2009

Network of Television Stations Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as “the Principal”, represented by Director General Murugov V.A., acting on the basis of the Articles of Association, of the one part, and

TSV Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as “the Agent”, represented by Director General Vasiliev S.A., acting on the basis of the Articles of Association, of the other part, hereinafter jointly referred to as “the Parties”, signed this Schedule No.1 (hereinafter referred to as “the Schedule”) to Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007 (hereinafter referred to as “the Agency Agreement”) as follows:

The Parties shall agree upon basic factors to be taken into account by defining the contract price of Services on Advertising Placement in Network Program Blocks by the Agent’s negotiating agreements with the Customers.

1.  When making transactions with respect to Advertising Placement Services the Agent shall rely on the aggregate of technical, sociological and economic indices that determine conditions required for providing services on a certain transaction. Initial data required for determining the contract price of services provided for a certain transaction shall be specified by the Agent as agreed with the Customer when developing the media-strategy, and shall include details on: dates and geographical region for conducting the given advertising campaign, total advertising budget of the Customer, target audience of the promotional and information materials, information of the Customer competitors’ market and other data necessary for conducting a certain advertising campaign.

2.  The Parties have agreed that the determination of the contract price for services rendered with respect to a certain transaction is of multifactor and multifunction nature, and they shall take into account the absence of a global natural instrument that could numerically determine the scope of services.

The agreement price (amount) shall be determined in the course of the free expression of the Parties’ will taking into account market prices for services settled under the influence of the demand and supply at the time of the transaction settlement in the corresponding region, as well as considering all other particular conditions and circumstances accompanying the conclusion of the transaction.

3.  Negotiating an agreement with the Customer the Agent, while determining the contract price for services provided in the context of the transaction, shall take into account the following factors:

3.1. Demand on the service market of advertising placement in mass-media.

3.1.1. Macroeconomic factors.

•              buying capacity of the population;

•              growth index for the aggregate income per capita;

•              change in the cost of the market basket and consumer prices by target groups.

a)             expert evaluations of the market development maturity degree in separate economy and production sectors (monopolistic, polypolistic sectors and etc.), and the necessity to provide marketing and promotional support of sales;

b)            expert evaluations of advertisers’ expenses (budgets) for marketing services and advertising placement in various mass-media, including television, in the previous, current and future periods;

c)              the number of market participants (economy sectors) and their media-activity.

3.2 The supply in the service market of advertising placement on the air of broadcasting companies.

3.2.1.   Principal’s program policy.

3.2.2. Broadcasting environment of the Television channel (account of programs in the broadcast of other TV-channels at the same time).

3.2.3.       Change of Principal’s technical capabilities.

•              Population reach gain due to the signal quality improvement.

•              Population reach gain due to transmitting equipment power amplification.

•              Possible emergence of new regional stations in the STS television network.

•              Acquisition of licenses for new broadcasting bands.

3.2.4 Optimal advertising volume from the TV-watching practices perspective.

3.2.5. Actual and predicted ratings of time intervals, programs and advertising blocks of the Network Program Blocks at the period of the advertising placement.

Rating is the ratio of the average number of people belonging to a certain target audience watching the broadcast event, to the total number of people belonging to the target audience technically capable of watching the corresponding program (broadcast event), expressed in per cents and specified according to everyday TV-watching measuring conducted by an independent research company.

Target audience is the aggregate of prospective televiewers with identical sociographic and psychographic characteristics:

•              sex

•              region or area of habitation

•              income level

•              education level

•              occupation

•              number of household members

•              availability of children

•              confession

•              consumer habits.

Predicted rating is determined based on the available data regarding the previous periods extrapolated on the period of advertising placement taking into account the planned schedule of programs in the Network Program Blocks with the allowance for seasonal fluctuations and other factors.

Data for the rating calculation are provided by an independent sociologic research company.

The data supply frequency shall be determined by the independent sociologic research company.

3.3. Special provision of a particular agreement:

3.3.1. The number of Gross Rating Points or GRP is the sum of rating points planned to be gained by placing a referential commercial with the running time of thirty seconds.

3.3.2. The volume of the planned advertising campaign in time units.

3.4. The target group of the advertising campaign.

Main target groups are standard target groups most often used by the Customer, on which basis the planned efficiency is evaluated:

•              6 - 54 All

•              11 - 25 All

•              11 - 34 All

•              11 - 34 All Moscow

•              14-24 All

•              18 - 35 Females

•              18 - 35 All

•              18 - 54 Females

•              18 - 54 Males

•              18+ All

•              18+ All Moscow

•              18 - 44 Females

•              18-44 All

•              20 - 39 All

•              25+ Females

•              6+ All

Digits denote age limits.

3.5. Planned reach of the advertising campaign.

The Reach is the number of people in the target group having watched the broadcast event for at least 1 minute (thousand of people).

3.6. Planned average Frequency.

The Frequency is the average number of contacts of every televiewer in the selected target audience with the analyzed broadcast events determined as the ratio of Gross Rating Points (GRP) calculated by the placement of the referential commercials with the provided 60-seconds running time to the Reach.

3.7.          Positioning.

Positioning assumes placing promotional and information materials in the first, last position or in a certain position in the advertising block.

3.8.          Fixed placement.

Fixed placement assumes placing the promotional and information materials exactly in the very programs or advertising blocks and on the very days as chosen by the Customer.

3.9.          Floating placement.

Floating placement assumes placing the promotional and information materials by selecting programs and dates irrespective of the Customer taking into account the specified enlarged position of the advertising order.

3.10.        Seasonality of conducting advertising campaigns.

Seasonal fluctuations of demand for the placement of the promotional and advertising materials in the Network Program Blocks on the part of the Customers.

3.11. Competitiveness of conducting advertising campaigns.

•              Rendering services on the advertising materials placement subject to the Customer’s requirement with respect to the absence of competitive products or competitors’ advertisings in close proximity to them.

•              Advertising placement subject to the requirement to position the Customer’s promotional and information materials in particular programs or advertising blocks next to the advertising of particular products or services.

3.12. Advertising of several manufacturers’ products and/or services or several advertising objects in one promotional and information material.

3.13. Placement of promotional and information materials inside programs and in the interprogram advertising blocks.

3.14. Placement of promotional and information materials in particular time intervals (including prime-time).

Prime-time is a continuous time interval characterized by the maximum watchability.

3.15 Payment procedure for the advertising campaign.

3.16. The number of business days preceding the first launch of the advertising in Network Program Blocks.

3.17. Social significance of Advertising.

Significance of a certain advertising campaign and its aiming at achieving charitable and other socially valuable goals, as well as ensuring public interests.

4. The Agent shall rely upon the approved/ established current price policy of the Principal, and Principal’s instructions to set the contract price of every particular agreement (transaction) for advertising placement services in the Network Program Blocs broadcasts taking into account the above mentioned factors that significantly influence the form of the provided services and, respectively, the settlement of the contract price for a particular agreement (transaction). The Agent shall rely upon the current pricing policy of the Principal, including the recommended average cost of services calculated for placing on the air one 30-second commercial with planned efficiency equaling to one rating point fixed in Addendums to this Schedule signed on a quarterly basis.

5. This Schedule shall come into effect on the date of its signature by the Parties, and shall be deemed an integral part of the Agency Agreement.

6. This Schedule is executed and signed in duplicate, each one having equal power, one for each Party.

Signatures and Seals by the Parties:

Agent:	Principal:

(Vasiliev S.A.) stamp here	(Murugov V.A.) stamp here

Schedule No.2 as of July 11, 2007

(Procedure for Network Advertising Provision and Placement)

to Agency Agreement No. KT-1/0707/C-25-400/07 as of July11, 2007

Moscow	August 6, 2009

Network of Television Stations Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as “the Principal”, represented by Director General Murugov V.A. acting on the basis of the Articles of Association, of the one part, and TSV Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as “the Agent”, represented by Director General Vasiliev S.A. acting on the basis of the Articles of Association, of the other part, hereinafter jointly referred to as “the Parties”, made this Addendum No.2 (hereinafter referred to as “the Addendum”) to the Agency Agreement as follows:

This Schedule shall determine relationship between the Agent and the Principal in the course of preparation, execution, and issue of Network Advertising to the Network Program Blocks provided by the Agent pursuant to the Agency Agreement. Capitalized terms not defined throughout the text of the Schedule have the meaning specified in the Agency Agreement.

1. Acceptance and Distribution of Network Advertising in Network Program Blocks:

1.1. The Agent shall accept from the Customers the Advertising in the PAL system with completed dubbing and adjusted timecode on Betacam SP or Digital Betacam videocassettes (hereinafter referred to as “the Cassettes”).

Within 4 (four) business days before the distribution of the corresponding Advertising in the Network Program Blocks (up to 17:00 on the day of submission) (materials submitted on Mondays are meant for the Saturday and Sunday of the current week, and Monday of the next week, on Tuesdays – for the next week Tuesday, on Wednesdays – for the next week Wednesday, on Thursdays - for the next week Thursday, on Fridays - for the next week Fridays) the Agent representatives shall provide the Principle (at the address: Moscow, ul. 3-ya Khoroshevskaya, 12) with the Cassettes with the visuals of the Network Advertising and accompanying documents (Application Form for commercials).

On days before holidays the Cassettes with the visuals of the Network Advertising with accompanying documents shall be delivered to the Principal on the date additionally agreed upon by the Parties via phone or fax.

As the documentation accompanying the Cassettes with the visuals of the Advertising the Principal shall be provided with the Application Form for the Commercials (Clause 1.2. of this Schedule).

1.2. Pursuant to Clause 1.1. of this Schedule the Application Form for commercials shall be attached to the Cassette with the visual of the Advertising

The Application Form shall specify the following data:

• Cassette number;

•              start and end timecodes of the Commercial (within the accuracy of a frame);

•              name of the Commercial and version;

•              ID of every commercial;

•              running time (within the accuracy of a frame).

1.3. The Network Advertising visual shall comply with technical requirements specified by the corresponding legislative instruments of the Russian Federation, as well as requirements imposed on the visual by the Principal. The running time of the commercial shall be precisely divisible by 5 (five).

1.4. The Agent shall inform the Principal (traffic department) of all changes in the Network Advertising placement not later than 14:00 within 3 (three) days prior to the date of placement. Also, this period is the deadline for submitting the Cassettes with the visuals of the commercials for cutting the Advertising Blocks.

In the event of an exigience to urgently re-cut already completed Advertising blocks the Agent shall provide the Principal (traffic department) with Recutting Applications. Recutting shall be performed only if the Principal has a technical capability to do it.

1.5. In the event a Network Advertising visual does not meet the requirements specified in Clause 1.3. of this Schedule, the Principal (broadcasting distribution service) shall immediately (within 24 hours) inform the Agent of every such case.

The visual may be replaced by the Agent in case the terms specified in the first paragraph of Clause 1.4. of this Schedule are not violated.

2. Workstation of the Principal’s Manager:

2.1. The Agent shall provide the Principal with the access (through Internet, via modem or dedicated channel) to the adapted version of computer program “Computer-Aided System for Advertising Placement on Television” containing data for Network Advertising placement (hereinafter referred to in the text as “the Network Advertising CASAPT”), and shall maintain its operation in proper condition.

The number of workstations shall be agreed upon with the Principal.

2.2. The workstation of the Principals’ remote manager shall contain the following information available to the Principal’s managers, including for editing:

•          programs schedule of the Network Program Block with specified open advertising volumes;

•          total time allotted for the Network Advertising and time completed by the Network Advertising in the Network Program Block schedule;

•          Advertising blocks filling;

•          commodity class, to which the advertised product belongs;

•          Business Customer;

•          information on using works of Russian and foreign authors in the commercials.

2.3. The Agent shall provide the Principal with an electronic Application for placing the Network Advertising (excluding Sponsor Advertising) by means of a Special Report installed on the remote workstation of the Principal’s manager.

2.4. The Principal’s managers shall download the electronic application for placing the Advertising not later than at 14:00 (final version) 3 (three) business days prior to the date of placement.

2.5. Electronic Applications for Advertising placement shall contain the following information:

•  broadcasting date (date, month, day of week, year);

•  description of all (in-program and inter-program) advertising blocks;

•  location of every advertising block in the Network Program Block Schedule (in which or before which program the advertising block is placed);

•  name, version and running time of every commercial in the block;

•  Commercial’s positioning, if available;

•  order of Commercials in a block;

•  total running time of a block;

•  total running time of all blocks during a day.

3. This Schedule is executed and signed in duplicate, each one having equal power, one for each Party.

Signatures and Seals by the Parties:

Agent:	Principal:

(Vasiliev S.A.) stamp here	(Murugov V.A.) stamp here

Schedule No.3 as of July 11, 2007

(Procedure for the Placement of Sponsor Advertising in the Network Program Blocks)

to Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007

Moscow

August 6, 2009

Network of Television Stations Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as “the Principal”, represented by Director General Murugov V.A., acting on the basis of the Articles of Association, of the one part, and TSV Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as “the Agent”, represented by Director General Vasiliev S.A., acting on the basis of the Articles of Association, of the other part, hereinafter jointly referred to as “the Parties”, signed this Schedule No.3 (hereinafter referred to as “the Schedule”) to Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007 (hereinafter referred to as “the Agency Agreement”) as follows:

Capitalized terms not defined throughout the text of the Schedule have the meaning specified in the Agency Agreement.

1. Pursuant to the Agency Agreement provisions the Parties shall agree upon the procedure for placing the Sponsor Advertising in the Network Program Blocks under conditions specified in this Schedule.

2. Sponsor Advertising placement in the Network Program Blocks shall be performed as follows:

2.1. Prior to negotiating a service agreement for distributing the Sponsor Advertising the Agent shall preliminary coordinate the advertising placement conditions with the corresponding Customer and the Principal (sponsor package: sponsor name, object of advertising (sponsor of the show, its product/activity/service), means of the Sponsor Advertising placement, name of TV-programs/broadcasts (hereinafter referred to as “the Programs), demonstration of which shall be sponsored, dates of the placement and the number of the Sponsor Advertising broadcasts (hereinafter referred to as “the Sponsor Package”)), as well as the cost for distributing the Sponsor Advertising.

2.2. Based on the results of the preliminary coordination the Agent shall address to the Principal (responsible manager) the application (letter of guarantee) in the written form for placing the Sponsor Package within 10 (ten) business days prior to:

•                  the scheduled date of placing the Sponsor Advertising in the Network Program Blocks in case the Sponsor Advertising is placed by means of the Program interrupt;

•                  the start of works on making the TV-program in case the Sponsor Advertising is placed by means other than the Program interrupt.

In the event that upon the expiration of 2 (two) business days since the Principal received the application (letter of guarantee) from the Agent the Principal did not provide a reasoned objection regarding the Sponsor Package, or a reasoned refusal to accept it for placing, the Sponsor Advertising shall be deemed accepted by the Principal for placing, and the Agent shall be deemed authorized to negotiate the agreement with the Customer under the conditions specified in the application (letter of guarantee).

The application for the Sponsor Advertising placement (Sponsor Package description) shall include the sponsor name, object of advertising (sponsor of the show, its product/activity/service), means of placement, name of TV-programs, demonstration of which shall be sponsored, period of placement, number of the Sponsor Advertising broadcasts in every Program, running time of every Advertising placement, as well as the cost of services for distributing the Sponsor Advertising.

2.3. The Sponsor Advertising shall be placed by the Principal in the Network Program Blocks based on the Agent’s application as follows:

2.3.1. The Sponsor Advertising placed by means of the Program interrupt shall be accepted by the Agent from the Principal in the PAL system with completed dubbing and adjusted address-time code (timecode) on Betacam SP or Digital Betacam videocassettes (hereinafter referred to as “the Cassettes”).

1

The Cassettes with visual shall be delivered to the authorized structural department of the Principal 7 (seven) business days prior to the start of the Sponsor Advertising placement period. Person on the part of the Principal responsible for accepting the Cassettes: responsible manager providing the given sponsor placement.

The placement of the Sponsor Advertising by the Principal in the Network Program Blocks pursuant to the first paragraph of this sub-clause shall be performed according to the procedure specified in Schedule No.2 to the Agency Agreement.

2.3.2. The Sponsor Advertising placed by means of overlapping shall be accepted by the Agent from the Principal in the form of written information with respect to the sponsor, as well as via electronic communication means in the format as agreed upon with the producer (jpg, mpeg and etc.), or on the corresponding tangible medium. Documents containing information on the sponsor and other materials shall be delivered to the authorized structural department of the Principal. Person on the part of the Principal responsible for accepting documents and other materials: responsible manager providing the given sponsor placement.

2.3.3. The Sponsor Advertising placed by means other than the Program interrupt shall be created and included in the Program by the Program producer on the basis of the corresponding agreements between the producer and the Principal. Placement of the Sponsor Advertising in the Network Program Blocks by means specified in this sub-clause shall be performed as follows:

2.3.3.1. The Principal shall address the corresponding application for placing the Sponsor Advertising to the producer with attached documents regarding the sponsor, materials for the Program production, as well as electronic files in the agreed format on the corresponding tangible medium.

2.3.3.2. After the Program production the Principal shall accept the corresponding Program (Program release) from the producer with integrated Sponsor Advertising, and subject to the Program compliance with the application shall include the Program (Program release) into the Network Program Blocks according to the programs schedule.

2.3.3.3. In the event the Sponsor Advertising is produced or included into the Program with the violation of agreed means of placement or in a smaller volume than provided in the Agent’s application (letter of guarantee), the Principal shall provide the Agent with a copy of the produced Program on a review medium (DVD, VHS).  The medium shall be delivered to the Agent within 2 (two) business days since the Principal receives the Program (Program release) from the producer.

2.3.3.4. Based on the Program recording provided by the Principal, the Agent, within 3 (three) business days since receiving the materials from the Principal pursuant to Clause 2.3.3.3 of this Schedule,  shall obtain Customer’s approval for the deviation from the Sponsor Package, and shall immediately inform the Principal thereof.

In the event the Customer does not approve the deviation from the Sponsor Package, the Agent shall inform the Principal in written form thereof. In such case the Principal shall agree to satisfy the Customer’s claims in compliance with the provisions of the Agency Agreement (in particular, in accordance with Clauses 3.9.3., 5.4. of the Agency Agreement).

In the event the Principal does not receive the Customer’s approval or disagreement to deviate from the Sponsor Package within the period of time specified in the first paragraph of this subclause, the Parties shall acknowledge that the Customer agreed to the deviations from the Sponsor Package.

2.3.4. For the purposes of the Agency Agreement due performance and the Agent’s report to the Customer on the actual performance of the services with regard to the Sponsor Advertising placement, the Principal, upon the written request, shall provide the Agent with the reference data in the Network Program Block of the Program with the corresponding Sponsor Advertising placed by means of the Program interrupt not later than the 15th day of the month following the month of the services provision. In case the Agent needs to obtain the Program tape with the Sponsor Advertising, the Agent shall file a written application for the production of the above mentioned tape to the Principal.

3. This Schedule shall come into effect on the date of its signature by the Parties, and shall be deemed an integral part of the Agency Agreement.

4. This Schedule is executed and signed in two original copies, each one having equal power, one for each Party.

2

SIGNATURES AND SEALS BY THE PARTIES:

Principal:	Agent:

(Murugov V.A.) stamp here	(Vasiliev S.A.) stamp here

3

Schedule No.4 as of July 11, 2007
to Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007

Moscow	August 6, 2009

Network of Television Stations Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as “the Principal”, represented by Director General Murugov V.A., acting on the basis of the Articles of Association, of the one part, and

TSV Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as “the Agent”, represented by Director General Vasiliev S.A., acting on the basis of the Articles of Association, of the other part, hereinafter jointly referred to as “the Parties”, and “the Party” separately, signed this Schedule No.4 (hereinafter referred to as “the Schedule”) to Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007 (hereinafter referred to as “the Agency Agreement”) as follows:

1. With this Schedule the Parties have approved the following form of Agent’s Report submitted by the Agent to the Principal according Clause 4.13.  of the Agency Agreement:

“To Director General of Television Stations
Network ZAO”
XXXXXXXXXXXX

AGENT’s REPORT No.XXX as of XXXXX XX, 200X

under Agency Agreement No. KT-1/0707/C-25-400/07 as of 11.07.2007

Pursuant to the conditions of the Agency Agreement No.KT-1/0707/C-25-400/07 as of 7/11/2007 in XXXXX (accounting period) the Agent has performed the following legal and other actions under the Principal’s instructions, on its own behalf and on the Principal’s account with respect to the realization of Services on Placing Advertising in the Network Program Blocks:

1. Provided the Principal with the access to the adapted version of computer program “Computer-Aided System for Advertising Placement on

Television” containing data on the Network Advertising placement (hereinafter referred to in the text as “Network Advertising CASAPT”) with respect to transactions concluded by the Agent on its own behalf but for the account of the Principal, placement for which was performed by the Principal in the accounting period, the list of which (transactions) is provided in Schedule No.1 to this Report; planned (pursuant to provisions of Clause 1.4.4. of the Addendum No.2 to the Agency Agreement) advertising campaigns with respect to the above mentioned transactions in the Network Advertising CASAPT, and performed the automatic placement of floating advertising orders (Clause 1.9 of the Addendum No.2 to the Agency Agreement), composed and continuously renewed catalogues in the Network Advertising CASAPT containing information specified in Clause 1.4.5 of the Addendum No. to the Agency Agreement.

For the purposes of conducting advertising campaigns (with respect to the transactions previously mentioned in this Clause of the Report) the Agent performed the following accompanying (including preparatory) actions:

1.1. Entered into the Federal Advertising CASAPT information from the Network Program Blocks Schedule received from the Principal and maintained the actual state thereof, and also updated the information according to data received from the Principal with regard to its modification.

1.2. Entered and maintained the actual state of the predicted and actual ratings of the Network Advertising blocks.

1.3. Following the broadcast of the programs and advertising blocks with the Network Advertising provided under the transactions specified in Clause 1 of this Report, the Agent brought the planned Network Program Block schedule into correspondence with the actual distribution of the Network Program Block: adjusted the time of the programs and advertising blocks broadcasting, and performed other actions aimed at bringing the planned Network Program Block schedule in correspondence with its actual distribution.

1.4. Calculated the predicted ratings and their adjustment on the basis of analysis of the actual Network Advertising blocks ratings provided in the context of conducting advertising campaigns under the transactions specified in Clause 1 of this Report.

2. Accepted from the Customers Network Advertising under the transactions specified in Clause 1 of this Report, and performed the following actions with respect to the mentioned advertising:

2.1. Monitored the compatibility of the information contained in such Network Advertising with the creative concept and editorial policy of the Principal.

2.2. Monitored the compliance of the Network Advertising contents with the applicable laws of the Russian Federation.

2.3. Performed the adjustment of the Network Advertising, including the adjustment to the requirements and restrictions of the Russian Federation laws on the advertising.

2.4. Arranged advertising blocks on the basis of promotional materials received from the Customers containing the Network Advertising.

2.5. Delivered the promotional materials containing the Network Advertising to the following address: Moscow, ul. 3-ya Khoroshevskaya, 12, and pursuant to the Procedure for Providing and Placing the Network Advertising approved by the Agent and the Principal in Schedule No.2 to the Agency Agreement.

2.6. Prepared the digital archive of the Network Advertising (pursuant to Clause 1.10. of the Addendum No.2 to the Agency Agreement).

3. Performed other accompanying actions not mentioned above under the transactions specified in Clause 1 of this Report:

3.1. Received from the Customers information on the authors of the music, text and video sequence used in the promotional materials placed in the Network Program Blocks, arranged it and provided on an electronic medium in the format adapted for the further use by the Principal.

3.2. Provided the Principal with the data for preparing broadcasting references with respect to the Network Advertising campaigns.

3.3. Provided the Principal with the data for the preparation of cue sheets for the broadcasting schedule of the Network Advertising placement in the Network Program Block.

4. Performed the following actions in the course of carrying out Principal’s instructions with respect to rendering services for placing the advertising in the Network Program Blocks:

4.1. Performed the following calculation of the cosiological, technical and economic indices complex:

4.1.1. Carried out investigation XXXXXXXXXXXXXXXXXXX.

4.1.2. Carried out investigation XXXXXXXXXXXXXXXXXXX.

4.2. Pursuant to Clause 1.8 of the Addendum No.2 to the Agency Agreement the Agent provided the Principal with the counseling assistance by scheduling the Network Program Block.

4.3. Performed claims activity with the Customers that failed to fulfill their agreements (failed to pay for the advertising placement services). Information on the conduct of the claims activity is provided in Schedule No.2 to this Report.

XXXXXXXXXXXXXXXX	XXXXXXXXX

Position name and signature of the Agent’s authorized representative	Full name

Senior Accountant	XXXXXXXX

Signature	Stamp here	Full name

Schedule No.1 as of XXXX XX, 200X

to the Agent’s Report No.XX as of XX XXX 200X

The list of transactions concluded by the Agent on its own behalf yet on the account of the Principal, the placement of advertising under which was performed by the Principal in the Accounting Period specified in the Agent’s Report:

Document Date. No.	Customer Name	Financial Brand Name	Principal’s services cost for the advertising placing	incl. VAT 18%
XXXXXXXXXXXXXXX	XXXXXXXXX	XXXXXXXX	XXXXXXXXXXX	XXXXXXXX
XXXXXXXXXXXXXXX	XXXXXXXXX	XXXXXXXX	XXXXXXXXXXX	XXXXXXXX
TOTAL	XXXXXXXXX	XXXXXXXXX	XXXXXXXXXXX	XXXXXXXX

XXXXXXXXXXXXXXX		XXXXXXXX

Position name and signature of the Agent’s authorized representative		Full name

Senior Accountant		XXXXXXXX

Signature	Stamp here	Full name

Schedule No.2 as of XXXX XX, 200X

to the Agent’s Report No.XX as of XX XXX 200X

Information on the claims activity performed by the Agent in the Accounting Period specified in the Agent’s Report:

Document Date. No.	Customer Name	Financial Brand Name	Outstanding Amount	incl. VAT 18%	Date of the claim Submission	Comments
XXXXXXXXXXXXXXX	XXXXXXXXX	XXXXXXXX	XXXXXXXXXXX	XXXXXXXX	XXXXXXX	XXXXXXXX
XXXXXXXXXXXXXXX	XXXXXXXXX	XXXXXXXX	XXXXXXXXXXX	XXXXXXXX	XXXXXXX	XXXXXXXX

XXXXXXXXXXXXXX		XXXXXXXX

Position name and signature of the Agent’s authorized representative		Full name

Senior Accountant		XXXXXXXX

Signature	Stamp here	Full name

2. The Parties have agreed that by the preparation of the Report the Agent shall rely upon the above mentioned form. However, this is not to say the Agent may not deviate from it, in particular, if the Agent sees it proper to reflect some additional information in the Report for the corresponding Accounting Period.

3. This Schedule shall be deemed an integral part of the Agency Agreement. In all other cases not specified in this Schedule provisions of the Agency Agreement and other Schedules to it shall apply.

4. This Schedule shall come into effect on the date of its signature by the Parties, and shall remain in effect throughout the duration of the Agency Agreement.

5. This Schedule is executed and signed in duplicate, each one having equal power, one for each Party.

SIGNATURES AND SEALS BY THE PARTIES:

On behalf of the Principal:	On behalf of the Agent:
Director General	Director General

/Murugov V.A./	/Vasiliev S.A./
Stamp here	Stamp here

Schedule No.5

to Agency Agreement No. KT-1/0707/C-25-400/07

as of July 11, 2007

Moscow	August 06,2009

Network of Television Stations Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as “the Principal”, represented by Director General Murugov V.A., acting on the basis of the Articles of Association, of the one part, and TSV Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as “the Agent”, represented by Director General Vasiliev S.A., acting on the basis of the Articles of Association, of the other part, hereinafter jointly referred to as “the Parties”, signed this Schedule No.5 (hereinafter referred to as “the Schedule”) to Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007 (hereinafter referred to as “the Agreement”) as follows:

1. The Parties came to an agreement with respect to approving the following form of the Act, prepared and signed by the parties according to the procedure and deadlines specified in in Clause 4.13. of the Agreement.

“ACT

under Agency Agreement No. KT-1/0707/C-25-400/07 as of July 11, 2007

(hereinafter referred to as “the Agreement”)

for XXXXXXXXXX 200X.

Moscow	XXXXX XX, 200X.

Television Stations Network Closed Joint-Stock Company (OGRN 1027700151852), hereinafter referred to as “the Principal”,  represented by XXXXXXXXXX, acting on the basis of XXXXXXXXXX, of the one part, and TSV Closed Joint-Stock Company (OGRN 5077746859757), hereinafter referred to as “the Agent”, represented by XXXXXXXXX, acting on the basis of XXXXXXXXXX, of the other part,  jointly referred to as “the Parties”, signed this Act as follows:

1. Pursuant to the provisions of the Agreement the Agent in XXXXXXX 200X (accounting period) under the instructions of the Principal performed on its own behalf and for the Principal’s account legal and other actions with respect to the realization of services for placing the Network Advertising in the Network Program Blocks (including Traditional Advertising and Sponsor Advertising), hereinafter referred to as “the Services on the Advertising Placement”, including services on placing the “Traditional Advertising” and “Sponsor Advertising”, provided by the Principal in the specified accounting period (Agent’s Report as of XXXXXXXXX XX, XXXX).

The Principal’s instructions in the accounting period have been duly performed by the Agent.

2. Advertising Placement Services under transactions with the Customers concluded by the Agent on its own behalf, yet for the account of the Principal, have been provided by the Principal in whole.

3. As of the signature date of this Act:

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

3.1. Cost of Advertising Placement Services provided by the Principal pursuant to agreements negotiated by the Agent with the Customers:

3.1.1. Total cost of provided Advertising Placement Services in the accounting period to Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars:

Traditional Advertising

Sponsor Advertising

to Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles:

Traditional Advertising

Sponsor Advertising

to Customers making payments in US dollars:

Traditional Advertising

Sponsor Advertising

3.1.2. Paid cost of services rendered in the current period

to Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars, including:

Traditional Advertising paid in 200

Sponsor Advertising paid in 200

to Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles, including:

Traditional Advertising paid in 200

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

Sponsor Advertising paid in 200

to Customers making payments in US dollars, including:

Traditional Advertising paid in 200

Sponsor Advertising paid in 200

3.1.2. Unpaid cost of services rendered in the current period by Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars:

Traditional Advertising

Sponsor Advertising

by Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles:

Traditional Advertising

Sponsor Advertising

by Customers making payments in US dollars:

Traditional Advertising

Sponsor Advertising

3.2. Agent’s settlement of accounts with the Customers with respect to the realization of services:

3.2.1. Initial advance payments of the Customers

Advances of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars, including:

advances received in 200 for placing Traditional Advertising advances received in 200 for placing Sponsor Advertising

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

Advances of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles, including:

advances received in 200 for placing Traditional Advertising advances received in 200 for placing Sponsor Advertising

Advances of the Customers making payments in US dollars, including:

advances received in 200 for placing Traditional Advertising advances received in 200 for placing Sponsor Advertising

3.2.2. Initial indebtedness of the Customers

Indebtedness of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars:

for the placement of the Traditional Advertising

for the placement of the Sponsor Advertising

Indebtedness of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles:

for the placement of the Traditional Advertising

for the placement of the Sponsor Advertising

Indebtedness of the Customers making payments in US dollars:

for the placement of the Traditional Advertising

for the placement of the Sponsor Advertising

3.2.3. Cash inflow

Cash inflow for the Advertising Placement from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars, including:

in payment for services on the placement of the Traditional Advertising provided in 200 .

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

in payment for services on the placement of the Sponsor Advertising provided in 200 .

received as advance payment

Cash inflow for the Advertising Placement from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles, including:

in payment for services on the placement of the Traditional Advertising provided in 200 .

in payment for services on the placement of the Sponsor Advertising provided in 200 .

received as advance payment

Cash inflow from the Customers making payments in US dollars, including:

in payment for services on the placement of the Traditional Advertising provided in 200 .

in payment for services on the placement of the Sponsor Advertising provided in 200 .

received as advance payment

3.2.3. Return of funds

to Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars:

for the placement of the Traditional Advertising

for the placement of the Sponsor Advertising

to Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles:

for the placement of the Traditional Advertising

for the placement of the Sponsor Advertising

to Customers making payments in US dollars:

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

for the placement of the Traditional Advertising

for the placement of the Sponsor Advertising

3.2.5. Advance payments of the Customers at the end of the accounting period

Advances of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars, including:

advances out of amounts paid in 200 for the placement of the Traditional Advertising advances out of amounts paid in 200 for the placement of the Sponsor Advertising

Advances of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles, including:

advances out of amounts paid in 200 for the placement of the Traditional Advertising advances out of amounts paid in 200 for the placement of the Sponsor Advertising

Advances of the Customers making payments in US dollars, including:

advances out of amounts paid in 200 for the placement of the Traditional Advertising advances out of amounts paid in 200 for the placement of the Sponsor Advertising

3.2.5. Indebtedness of the Customers at the end of the accounting period

Indebtedness of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars:

for the services on the placement of the Traditional Advertising for the services on the placement of the Sponsor Advertising

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

Indebtedness of the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles:

for the services on the placement of the Traditional Advertising for the services on the placement of the Sponsor Advertising

Indebtedness of the Customers making payments in US dollars:

for the services on the placement of the Traditional Advertising for the services on the placement of the Sponsor Advertising

3.3. Non-operating income

Received from the Customers making payments in Russian rubles:

Including:

penalty for late payments

penalty for late notifications of the refusal to place the advertising penalty for budget reduction

Received from the Customers making payments in in US dollars

Including:

penalty for late payments

penalty for late notifications of the refusal to place the advertising penalty for budget reduction

3.4. Settlement of accounts between the Principal and the Agent

3.4.2. Amounts transferred to the Principal’s accounts for the Advertising Placement

Out of funds received from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars, including:

undertransferred as of 200 .

received in 200 .

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

Out of funds received from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles, including:

undertransferred as of 200 .

received in 200 .

Out of funds received form the Customers making payments in US dollars, including:

undertransferred as of 200 .

received in 200 .

3.4.3. Funds entered to the account for the Advertising Placement:

Out of funds received from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars, including:

undertransferred as of 200 .

received in 200 .

Out of funds received from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles, including:

undertransferred as of 200 .

received in 200 .

Out of funds received form the Customers making payments in US dollars, including:

undertransferred as of 200 .

received in 200 .

3.4.4. Undertransferred to the Principal’s address as of 200

Out of funds received from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in US dollars

Out of funds received from the Customers making payments in Russian rubles under agreements, where the cost of services is specified in Russian rubles

	Amount in US dollars	VAT 18%	Total amount in US dollars VAT	RF CB	Amount in Russian rubles		Total amount in Russian rubles
	net of VAT	in US dollars	inclusive	exchange rate	net of VAT	VAT 18%	VAT inclusive

Out of funds received form the Customers making payments in US dollars

3.4.4. Received by the Agent from the Principle as the payment of the Agent remuneration pursuant to the Agreement conditions:

% of funds received in 200 accounting period, total

4. The Parties have agreed upon the following Calculation of the Agent remuneration in the accounting period:

	For the accounting month			Agent remuneration (rub.)
Gross profit	Actual gross profits net of VAT (US dollars)	RF CB exchange rate (as of the date of this Act signature)	Actual gross profits net of VAT (rub.)	net of VAT	VAT 18%	Total inclusive of VAT

4.1. Income from the realization of Advertising Placement Services in the accounting period:
4.1.1. on transactions, when the cost of services is specified in Russian rubles

4.1.1. on transactions, when the cost of services is specified in US dollars

4.2. Amounts of penal sanctions, fines, other incomes, including release-money, for transactions concluded by the Agent, received in the accounting period:
4.2.1. on transactions, when the cost of services is specified in Russian rubles

4.1.1. on transactions, when the cost of services is specified in US dollars

TOTAL:

	Amount, incl. of VAT (rub)	VAT (18%) (rub)

4.2.3. The Parties have verified settlements for the accounting month on the payment of the Agent remuneration:

Advance amount paid to the Agent at the start of the month	0.00	0.00

Principal’s indebtedness at the start of the month	0.00	0.00

Accrued Agent remuneration for the accounting period	0.00	0.00

Previous month indebtedness paid by the Principal	0.00	0.00

Amount transferred to the Agent’s s/a for the accounting month	0.00	0.00

Advance amount paid to the Agent at the end of the month	0.00	0.00

Principal’s indebtedness at the end of the month	0.00	0.00

5.This Act is executed in duplicate, each one having equal power, one for each Party.

6. This Act shall come into effect on the date of its signature.

Signatures of the Parties:

Principal:	Agent:

Stamp here	Stamp here

/XXXXXXXX/	/XXXXXXXX/

Signature and full name	Signature and full name

2.The Parties have agreed that by the preparation of the Act they shall rely upon the above mentioned form. However, this is not to say they may not deviate from it, in particular, if they see it proper to reflect some additional information in the Act for the corresponding Accounting Period.

3.This Schedule shall come into effect on the date of its signature by the Parties, and shall remain in effect throughout the duration of the Agreement. This Schedule shall be deemed an integral part of the Agreement.

4. This Schedule is executed and signed in duplicate, each one having equal power, one for each Party.

Signatures and Seals by the Parties:

Principal:	Agent:

(Murugov V.A.) stamp here	(Vasiliev S.A.) stamp here